Exhibit 10(pp)

[Letterhead of Davis Malm & D’Agostine P.C.]

Amy L. Fracassini

January 27, 2006

BY EMAIL (via pdf file to parker.hudson@wellsref.com and leslie.secrest@troutmansanders.com) AND U.S. MAIL

Fund IV and Fund V Associates

Fund VI, Fund VII and Fund VIII Associates

c/o Wells Real Estate Funds

6200 The Corners Parkway

Suite 250

Norcross, Georgia 30092

Attention: Mr. F. Parker Hudson

Ms. Leslie Fuller Secrest

Troutman Sanders LLP

Suite 5200

600 Peachtree Street, N.E.

Atlanta, Georgia, 30308-2216

Re:	Termination Notice Regarding Purchase and Sale Agreement dated as of January 23, 2006 between and among Fund IV and Fund V Associates, and Fund VI, Fund VII and Fund VIII Associates, as Sellers thereunder, and Transatlantic Investment Management, Inc., as Purchaser thereunder (the “Agreement”) relative to the property known as 10375 and 10407 Centurion Parkway North, Jacksonville, Florida (the “Property”).

Ladies & Gentlemen:

Reference is made to the Agreement referenced above. All terms not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

Pursuant to and in compliance with Section 3.6 of the Agreement, the undersigned, as counsel to the Purchaser, hereby gives notice on the Purchaser’s behalf, that Purchaser is hereby terminating the Agreement. In compliance with the provisions of Section 3.7 of the Agreement, Purchaser and Purchaser’s counsel will forward all of the Due Diligence Materials furnished by Seller to Purchaser and Purchaser’s Counsel under separate cover.

Mr Parker Hudson

Ms. Leslie Secrest

January 27, 2006

Since the Deposit was not sent by the Purchaser to the Escrow Agent, we do not have to arrange for the return of the Deposit to the Purchaser.

Sincerely,

/s/ Amy L. Fracassini
Amy L. Fracassini

cc:	Mr. Anthony Goschalk (by email via PDF file)
Paul L. Feldman, Esq. (by email via PDF file)